SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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National Health Investors, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NATIONAL HEALTH INVESTORS, INC.
NOTICE OF 14TH ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2005
4:30 PM CDT

To Our Shareholders:

We cordially invite you to attend the Fourteenth Annual Meeting of the Shareholders (the "Meeting") of National Health Investors, Inc. ("NHI" or the "Company"). It will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee on Tuesday, May 3, 2005, at 4:30 p.m. CDT, for the following purposes:

1. To re-elect two directors; and

2. To ratify the implementation of the 2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan (the "2005 Stock Option Plan"), pursuant to which 1,500,000 shares will be available to grant for stock options; and

3. To ratify the Audit Committee's selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2005; and

4. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominees for re-election as directors are Robert A. McCabe, Jr. and W. Andrew Adams. They currently serve as directors of the Company.

The Board of Directors has fixed the close of business on Friday, March 4, 2005, as the record date (the "Record Date") for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card:

FOR the re-election of Messrs. McCabe and Adams; and

FOR the ratification of the 2005 Stock Option Plan; and

FOR ratification of the Audit Committee's selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2005.

Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

March 25, 2005	Richard F. LaRoche, Jr.
Murfreesboro, Tennessee	Director

NATIONAL HEALTH INVESTORS, INC.
100 Vine Street, Suite 1200
Murfreesboro, Tennessee 37130
------------------------------
PROXY STATEMENT
------------------------------
FOURTEENTH ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2005

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. to be voted at the Annual Meeting of the Shareholders to be held on Tuesday, May 3, 2005, commencing at 4:30 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 25, 2005, to all shareholders of record on March 4, 2005 (the "Record Date").

A copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2004, including audited financial statements, is also enclosed.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation, or (ii) your proxy bearing a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of a director will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors and for approval of The 2005 Stock Option Plan. Shareholder approval is not required for ratification of the Audit Committee's selection of BDO Seidman LLP as the independent auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on Friday, March 4, 2005, as the Record Date. The outstanding voting securities of the Company as of December 31, 2004, consisted of 27,545,018 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the Record Date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission (the "SEC") or (b) a Special Security Listing report from The Depository Trust Company. Except as set forth below, on December 31, 2004, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

Name and Address	Shares Beneficially	Percent of Outstanding Shares
	Owned at Dec. 31, 2004	on Dec. 31, 2004 (1)
W. Andrew Adams	2,689,315	9.8%
100 Vine Street, Suite 1400
Murfreesboro, TN 37130
State Street Bank & Trust Co.	2,639,140 (2)	9.6%
1776 Heritage Dr.
No. Quincy, MA 02171
National Financial Services LLC	1,558,978 (2)	5.7%
200 Liberty Street
New York City, NY 10281
Morgan Stanley DW Inc.	1,435,778 (2)	5.2%
C/O ADP Proxy Services
Edgewood, NY 11717

(1) This is ownership as defined by the SEC and not as defined in real estate investment trust regulations.

(2) Information obtained from a Special Security Listing report from The Depository Trust Company dated 12/31/04.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

NHI is managed by its five person Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors and executive officers:

			Expiration	Common Stock	Percent of
			of term as	Beneficially	Shares
			Director (1)	Owned at	Outstanding
Name	Age	Position	or Officer (2)	12/31/04(4)	12/31/04
W. Andrew Adams	59	Director,	2005	(3) 2,689,315	9.8%
100 Vine St., Ste. 1400		President
Murfreesboro, TN 37130
Richard F. LaRoche, Jr.	59	Director	2007	572,576	2.1%
2103 Shannon Drive
Murfreesboro, TN 37129
Robert A. McCabe, Jr.	54	Director	2005	16,028	*
211 Commerce St., Ste. 300
Nashville, TN 37201
Robert T. Webb	60	Director	2006	187,616	*
141 E. MTCS Road
Murfreesboro, TN 37129
Ted H. Welch	71	Director	2007	69,797	*
611 Commerce St., Ste. 2920
Nashville, TN 37203
Robert G. Adams	58	Vice President		394,726	1.4%
100 Vine St., Ste. 1400		(5)
Murfreesboro, TN 37130
Donald K. Daniel	58	Senior Vice	-	149,952	*
100 Vine St., Ste. 1200		President &
Murfreesboro, TN 37130		Controller
Kenneth D. DenBesten	52	Senior Vice	-	61,216	*
100 Vine St., Ste. 1200		President,
Murfreesboro, TN 37130		Finance
Charlotte A. Swafford	57	Senior Vice	-	449,951	1.6%
100 Vine St., Ste. 1100		President &
Murfreesboro, TN 37130		Treasurer
All Directors and Exec. Officers				4,591,177	16.7%
as a group-9 people

* Less than 1%

(1) All directors except Mr. McCabe were first elected in 1991. Mr. McCabe was initially elected in 2001.

(2) All officers serve one year terms.

(3) Mr. W. A. Adams expressly disclaims ownership in 222,307 shares which are owned by a private foundation of which he is a director.

(4) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 23,104 shares to Mr. W. A. Adams, 13,104 to Mr. R. Adams, 43,105 to Mr. LaRoche, 15,000 to Mr. McCabe, 15,000 to Mr. Webb, 60,000 to Mr. Welch, 3,104 each to Mr. Daniel and Ms. Swafford, and 13,104 to Mr. DenBesten, which may be acquired upon the exercise of stock options granted under the Company's 1997 Stock Option Plan.

(5) Mr. R. Adams resigned effective November 1, 2004.

W. Andrew Adams has been President and a director of the Company since its inception in 1991. Mr. Adams was also President and CEO of National HealthCare Corporation ("NHC") until he resigned those positions in 2004, remaining as Chairman of the Board. He has also served National Health Realty, Inc. ("NHR") since 1997 as President and Chairman of the Board, resigning his position as President in November 2004. Mr. Adams serves on the Board of Directors of SunTrust Bank in Nashville, Tennessee, and Assisted Living Concepts, Inc. in Portland, Oregon. He received his B.S. and M.B.A. degrees from Middle Tennessee State University. He is the brother of Robert G. Adams.

Richard F. LaRoche, Jr. has been a director of the Company since its inception in 1991. Mr. LaRoche was Secretary and General Counsel of NHC beginning in 1971 and Senior Vice President of NHC from 1986 through May 2002. He served in similar positions with National Health Realty, Inc. Mr. LaRoche is a board member of NHC, Trinsic, Inc. (Audit Committee Chairman) and Lodge Manufacturing Company. He received a J.D. from Vanderbilt University and an A.B. from Dartmouth College. Mr. LaRoche retired from management responsibilities with NHC, NHI and NHR in May 2002.

Robert A. McCabe, Jr. has served as a director of the Company since February 2001. Mr. McCabe is currently Chairman of Pinnacle Financial Partners in Nashville, Tennessee, but spent substantially all of his business life (March 1976 - October 1999) as a senior officer of First American National Bank or its subsidiaries. His most recent positions were as Vice Chairman of the holding company and President of First American Enterprises. Mr. McCabe received his M.B.A. from the University of Tennessee and graduated from the Advanced Management Program of Harvard Business School. He serves on the Board of Directors of Boy Scouts of America (Chairman - Middle Tennessee Council), Ensworth School, Cheekwood Association, SSC Service Solutions and Private Business, Inc. (Audit Committee Chairman). Mr. McCabe is Chairman of NHI's Audit Committee, and is a member of both the Compensation Committee and Nominating and Corporate Governance Committee.

Robert T. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the President and principal owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. He attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969. Mr. Webb is Chairman of NHI's Nominating and Corporate Governance Committee, and is a member of both the Audit Committee and Compensation Committee.

Ted H. Welch has served as a director of the Company since its inception in 1991. Mr. Welch serves on the Board of Directors of American Constructors, Inc., FirstBank, SSC Service Solutions and the U.S. Chamber of Commerce. Mr. Welch received a B.S. from the University of Tennessee at Martin, attended the Graduate School of Management at Indiana University, and has received an Honorary Doctorate degree from Freed-Hardeman University. Mr. Welch is Chairman of NHI's Compensation Committee, and is a member of both the Audit Committee and Nominating and Corporate Governance Committee.

Robert G. Adams, brother of W. Andrew Adams, served as Vice President from 1997 through October 2004. Mr. Adams is the Chief Executive Officer and President of NHC and serves on NHC's and NHR's Boards of Directors. He is also the President of NHR. He received a B.S. degree from Middle Tennessee State University.

Donald K. Daniel (Senior Vice President & Controller) joined NHC (the Company's Investment Advisor through October 31, 2004) in 1977 as Controller, and has served NHI in that capacity since 1991. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Senior Vice President, Finance) joined NHC (the Company's Investment Advisor through October 31, 2004) in 1992 and has served NHI in that capacity since 1992. From 1987 to 1992 he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984 to 1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of NHC (the Company's Investment Advisor through October 31, 2004) since 1985, and has served NHI in that capacity since 1991. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held seven meetings during 2004. All directors were present at the meetings of the Board and committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting, and at the 2004 Annual Meeting all directors were in attendance. The Board has identified Messrs. Welch, McCabe and Webb as independent directors pursuant to New York Stock Exchange Rule 303A.02, and all three serve on the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. The Company contracted with NHC to act as its Investment Advisor until November 1, 2004, and thereafter has contracted with HealthCare Advisors, LLC ("HealthCare Advisors"), which is wholly owned by Mr. W. Andrew Adams. One responsibility of the Investment Advisor is to employ and compensate all officers and employees. The Nominating and Corporate Governance Committee met in early 2005 to nominate the slate of directors for election at the Annual Meeting.

The Board has formed and chartered three subcommittees, the Charters being published on NHI's website at www.nhinvestors.com. Each committee is comprised of three independent directors, and each committee is submitting a report in this Proxy. Each committee adopted its respective charter, which provides that the committees shall elect chairmen. These committee meetings serve as the vehicle for regularly scheduled Executive Sessions of the non-management directors. A presiding officer is elected by the non-management Board members at each Executive Session meeting that is held.

The Audit Committee and independent directors have adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Ethics and the NHI Valuesline, which are described both on the Company's website and in this proxy under the heading "Shareholder Communications." In connection with the new Advisory Agreement with HealthCare Advisors, the Board will approve a new Code of Ethics for NHI.

Finally, we note that all three members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meet the S/O Act, SEC and NYSE definition of "independent board member"; additionally, the chairman of the Audit Committee, Mr. McCabe, meets the SEC's definition of "Audit Committee financial expert," and all three members are "financially literate" as required by the NYSE rules.

COMMITTEE REPORTS

The Audit Committee, which met formally four times in 2004, has filed the following report for inclusion in this proxy:

Report of the Audit Committee

During 2004 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Audit Committee originally engaged Ernst & Young LLP for the quarterly 2004 reviews and the December 31, 2004 audit. In June 2004 Ernst & Young LLP ("E&Y") notified the Company that they would be resigning as the Company's independent auditors concurrent with the completion of the second quarter audit. E&Y's report on financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. After interviewing three accounting firms, the Audit Committee retained BDO Seidman, LLP ("BDO") as the independent auditor to audit the company's financial statements for the quarter ended September 30, 2004 and the year ended December 31, 2004. BDO's engagement with the Company commenced on September 9, 2004. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHI's audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and NYSE rules. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2004 for each of the following categories of services are set forth below:

	2003	2004
Audit Fees (review of the Company's financial statements included in Form 10-Q and	$121,000	$160,000
audit of annual financial statements)
Audit-Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All Other Fees	-0-	-0-

We were not billed for any other services for fiscal year 2004.

The Audit Committee's Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the Independent Auditors.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2004, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent pursuant to New York Stock Exchange Rule 303.01 and Rule 303A.02.

Submitted by the National Health Investors, Inc. Audit Committee.

Robert A. McCabe, Jr., Chairman
Robert T. Webb
Ted H. Welch

Report of the Compensation Committee

The Compensation Committee consists of directors Robert A. McCabe, Jr., Robert T. Webb and Ted H. Welch. The Compensation Committee adopted a formal charter complying with the NYSE rules on January 26, 2004, and has published this charter on our website. The Compensation Committee has determined that the Company's Investment Advisor shall determine compensation for the officers of the Company in accordance with the Advisory Agreement and the charter of this Compensation Committee. The Compensation Committee has ratified the compensation paid by the Investment Advisor for 2004 to the Company's officers. Further meetings were deemed unnecessary during 2004 because all compensation during 2004 was determined in accordance with the Advisory Agreement. As described in further detail in this Proxy, NHC and NHI terminated the Advisory Agreement effective October 31, 2004, and NHI entered into a new Advisory Agreement with HealthCare Advisors, LLC, an entity wholly owned by W. Andrew Adams (the "New Advisory Agreement"), which provides for the same principles with respect to compensation as described below.

Although the proportion of an individual's total compensation varies with individual and Company performance, we believe that our executive officers should have the majority of their compensation tied to the performance of the Company as a whole. As can be seen from the Compensation Table included in this proxy, our executive officers currently receive incentive awards instead of salaries. NHC determined the bonuses of the executive officers of the Company in accordance with the Advisory Agreement in place through October 2004, and based upon the Compensation Committee charter. W. Andrew Adams served as President during 2004. He received bonuses and other compensation as shown in the Compensation Table.

We have carefully considered the programs of the Company and feel that our programs and the compensation which they produce are fundamental to our continuing efforts to obtain and retain people and improve our competitive position.

Submitted by the National Health Investors, Inc. Compensation Committee.

Ted H. Welch, Chairman
Robert A. McCabe, Jr.
Robert T. Webb

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National Health Investors, Inc., 100 Vine Street, Suite 1200, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate's name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company's Common Stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board's consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, real estate, finance and accounting. The principal qualification of a director is the ability to act successfully on the shareholders' behalf. The Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered by the Committee for a term renewal. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee held one meeting on February 11, 2005 which resulted in the nomination of Messrs. McCabe and Adams for reelection to the Board. The motion to nominate them was made by Mr. Webb. The Committee's nominees were assessed and chosen in accordance with the Committee charter principles, which charter is published on our website.

Submitted by the National Health Investors, Inc. Nominating and Corporate Governance Committee.

Robert T. Webb, Chairman
Robert A. McCabe, Jr.
Ted H. Welch

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION, AND CERTAIN TRANSACTIONS

Cash Compensation

During 2004, independent directors and directors not holding managerial positions with NHC, the Company's Investment Advisor through October 31, 2004, received compensation for their Board service in the amount of $2,500 per meeting attended, plus options to purchase 15,000 shares of Company stock based on the closing price of NHI the day of its Annual Shareholders Meeting. This automatic grant of options to non-employee directors has previously been approved by our shareholders. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers (and all are listed) were also employees of NHC during 2004. Effective on November 1, 2004, Mr. W. Andrew Adams resigned his employment position with NHC, although he remains Chairman of the Board. Executive compensation was determined solely by NHC, which allocated a portion of their annual compensation to the Company. As described below in this proxy, on November 1, 2004, the Advisory Agreement with NHC was terminated and a New Advisory Agreement entered into with HealthCare Advisors, LLC, a company owned by W. Andrew Adams. Payment of the allocated amount by the Company was credited against the Advisory Fee earned by NHC. The Company's executive officers were compensated for their services through October 2004 per the following Table I. The 2004 allocation has not yet been made or paid. The Company paid no other perquisites or bonuses to its executive officers.

TABLE I
NATIONAL HEALTH INVESTORS, INC.
SUMMARY COMPENSATION TABLE
2002 - 2004
					Long-Term Compensation
Annual Compensation (1)					Awards		Payouts
						Securities
				Other		Under-		All
				annual	Restricted	lying		Other
				compen-	Stock	Options/	LTIP	Compen-
Name and Principal		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Position	Year	($)	($)(2)	($)	($)	(#)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
W. Andrew Adams,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
CEO & Pres.	2003	-0-	600,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	850,000	-0-	-0-	-0-	-0-	-0-
Robert G. Adams,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
V.P. (5)	2003	-0-	400,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	600,000	-0-	-0-	-0-	-0-	-0-
Donald K. Daniel,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Sr. V.P. & Controller	2003	-0-	100,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	250,000	-0-	-0-	-0-	-0-	-0-
Kenneth D. DenBesten,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Sr. V.P., Finance	2003	-0-	100,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	-	-0-	-0-	-0-	-0-	-0-
Charlotte A. Swafford,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Sr. V.P. & Treasurer	2003	-0-	150,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	325,000	-0-	-0-	-0-	-0-	-0-
(1) Compensation deferred at the election of an executive has been included in columns (c) and (d).

(2) These officers may also receive bonuses from National HealthCare Corporation and National Health Realty, Inc., which are disclosed in those companies' proxy statements.

(3) These officers did not receive any stock options in 2004. They received stock options from NHI in 1999 in the following amounts: 30,000 - W. Andrew Adams; 20,000 - Robert G. Adams; Donald K. Daniel - 10,000; Kenneth D. DenBesten - 20,000; and Charlotte A. Swafford - 10,000. These officers also received stock options from National Health Realty, Inc. in 1999 and National HealthCare Corporation in 2004, which are disclosed in those companies' proxy statements. No other Restricted Stock Awards, Options/SARs, or LTIP Payouts were given in 2002, 2003 or 2004.

(4) No bonuses have been declared or paid for 2004.

(5) Mr. R. Adams resigned his position as Vice President effective November 1, 2004.

Equity Compensation Plan Information

The Company's grant or issuance of an incentive stock option under the 1997 Stock Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation plans
	outstanding options,	outstanding options,	[excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column(a)]
	(a)	(b)	(c)
Equity compensation plans
approved by security	211,625	$16.40	170,300
holders (1997)
Equity compensation plans
not approved by security	None	N/A	N/A
holders
Total	211,625	-	170,300

Director and Officer Options

The 1997 Stock Option Plan provides an automatic grant to each non-employee director of an option to purchase 15,000 shares of Common Stock on the date of the Annual Shareholders' Meeting at the then fair market value. The 1997 Stock Option Plan was approved by shareholder vote and is referred to as the "Plan". The Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock are changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

On October 26, 1999, the Company awarded options on 148,000 shares at the then fair market value of $14.50 per share to key NHC employees from the 1997 Stock Option Plan. 48,271 of the 1999 stock option grants have been exercised by NHC employees. Of the original 1,000,000 shares available under the 1997 Plan, 170,300 are available for future grants.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Option Plan as of December 31, 2004, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2004 for the executive officers, all non-employee directors and all other NHC employees as a group. The Company has not granted any SARs and has never repriced any options.

TABLE A [Omitted, None granted.]
Option/SAR Grants in Last Fiscal Year [12-31-04]

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options/SARs at Fiscal	in-the-Money Options/
	Acquired on	Value	Year-End	SARs at Fiscal Year-End
	Exercise	Realized	(#) Exercisable/	($) Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d) (1)	(e) (1)
W. Andrew Adams	6,896	103,440	23,104	344,250
Robert G. Adams	6,896	103,440	13,104	195,250
Donald K. Daniel	6,896	106,888	3,104	46,250
Kenneth D. DenBesten	6,896	106,888	13,104	195,250
Charlotte A. Swafford	6,896	103,440	3,104	46,250

(1) These options are fully exercisable.

TABLE C
Options Outstanding and Exercised in Last Fiscal Year [12-31-04]
Name of Participant	Shares Under Option:	Expiration	Options	Remaining	Exercise
	2004	Date	Exercised: 2004	Options	Price
W. Andrew Adams	30,000	10/25/2005	6,896	23,104	$14.50
Robert G. Adams	20,000	10/25/2005	6,896	13,104	$14.50
Donald K. Daniel	10,000	10/25/2005	6,896	3,104	$14.50
Kenneth D. DenBesten	20,000	10/25/2005	6,896	13,104	$14.50
Charlotte A. Swafford	10,000	10/25/2005	6,896	3,104	$14.50
All Executive Officers (5 persons)	90,000	10/25/2005	34,480	55,520	$14.50
Three Independent Directors and One	30,000	4/25/2004	30,000	-0-	$24.25
Non-Employee Director (4 persons)	15,000	5/24/2005	-0-	15,000	$10.13
	20,000	10/25/2005	6,895	13,104	$14.50
	15,000	4/15/2007	-0-	15,000	$14.72
	55,000	4/23/2008	25,000	30,000	$16.35
	60,000	4/19/2009	-0-	60,000	$23.90
All Other NHC Employees (11 persons)	33,300	10/25/2005	6,896	26,104	$14.50

The Company had implemented an option exercise loan guaranty program, the original purpose of which was to facilitate directors and key employees (of either NHI or the Investment Advisor) in exercising options to purchase NHI common stock. Each director and key employee to whom options to purchase NHI common shares have been granted were eligible to have up to $100,000 per year of loans made from commercial banking institutions, the proceeds of which were to be used to exercise NHI options, guaranteed by NHI. The guarantee was structured as follows: Option holders pledged to NHI 125% of the loan amount in publicly traded stock as additional collateral for the guarantee; the option holder personally guaranteed the loan to the bank and indemnified NHI for any loss or liability on its guaranty; the interest rate charged by the bank and all expenses pertaining to the loan were to be borne by the director or employee, and the maximum aggregate outstanding amount of loan guarantees was $5,000,000. Although the facility had a one-year term, the guarantee continued for five years, and was renewable at the discretion of the directors. This program was discontinued effective August 1, 2002. Pursuant to the congressionally enacted Sarbanes-Oxley Act of 2002, federal law now prohibits such option financing (or other company loans or credit arrangements) for all NHI executive officers and directors, other than notes outstanding on July 30, 2002, which may not be extended or altered after that date. The Board has terminated the Option Exercise Loan Guaranty Program and all previously outstanding loans to executive officers and directors were paid in full prior to December 31, 2002.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company reminds its officers and directors of this requirement monthly.

To the Company's knowledge, based on review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2004 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were fulfilled timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory, Administrative Services and Facilities Agreement (the "Advisory Agreement")

Services of Advisor. On October 17, 1991, NHI entered into an Advisory Agreement with NHC, as "Advisor," under which NHC provided management and advisory services to NHI during the term of the Advisory Agreement. Under the Advisory Agreement, NHC was to use its best efforts (a) to present to NHI a continuing and suitable investment program consistent with NHI's investment policies adopted by the Board of Directors from time to time; (b) to manage NHI's day-to-day affairs and operations; and (c) to provide administrative services and facilities appropriate for such management. In performing its obligations under the Advisory Agreement, NHC was subject to the supervision of and policies established by NHI's Board of Directors.

The Advisory Agreement was initially for a stated term which expired December 31, 1997. The Agreement was then on a year to year term, but terminable on 90 days notice, and NHI could terminate the Advisory Agreement for cause at any time. For its services under the Advisory Agreement, the Advisor was entitled to annual compensation in a base amount of $1,625,000, payable in monthly installments of $135,417. The full fee, although earned, would be prorated to the extent that funds from operations (FFO) were less than $2.00 per share. Under the Advisory Agreement, NHI reimbursed the Advisor for certain out of pocket expenses including those incurred in connection with borrowed money, taxes, fees to independent contractors, legal and accounting services and stockholder distributions and communications. For 1993 and later years the annual compensation was calculated on a formula which was related to the increase in Funds from Operations per common share (as defined in the Advisory Agreement). In 2004, the annual compensation expensed under the Advisory Agreement was approximately $2,383,000. This Advisory Agreement fee was $2,467,064 in 2002 and $2,609,134 in 2003.

The NHI board, in recognition of the fact that it chose to apply NHI's FFO to debt payments during half of 2000 and three quarters of 2001, rather than distribute dividends, amended the Advisory Agreement to delete the requirement that a $2.00 per share dividend be paid. The fee, however, was still dependent upon obtaining the stated FFO objective.

Pursuant to the Advisory Agreement, the Advisor managed all of NHI's day-to-day affairs and provided all such services through its personnel. The Advisory Agreement provided that without regard to the amount of compensation received by the Advisor under the Advisory Agreement, the Advisor paid all expenses in performing its obligations including the employment expenses of the officers and directors and personnel of the Advisor providing services to NHI. The Advisory Agreement further provided that NHI shall pay the expenses incurred with respect to and allocable to the prudent operation and business of NHI including any fees, salaries, and other employment costs, taxes and expenses paid to NHI's directors, officers and employees who are not also employees of the Advisor. Until November 1, 2004, NHC served as the Advisor and, other than the directors who are not employees of NHC, NHI did not have any officers or employees who were not also employees of NHC. All of their fees, salaries and employment costs were paid by the Advisor, but a portion of their bonus, if any, could be allocated for their duties to us.

Effective November 1, 2004, the Advisory Agreement with NHC was terminated and a new Advisory Agreement entered into with a new independent company, HealthCare Advisors, LLC, formed by NHI's President and Board Chairman, W. Andrew Adams. The HealthCare Advisors agreement is substantially similar to the previous agreement with NHC in compensation and responsibilities. To assure independence from NHC, Mr. Adams has resigned as CEO and terminated his managerial responsibilities with NHC. He out-sources non-managerial functions of the Advisory Agreement such as payroll processing, accounting and the like to NHC.

As of December 31, 2004, NHI's contractual payment obligations and contingent liabilities to NHC were as follows:

Contractual Obligations		Less than			After
(in thousands)	Total	1 Year	2-3 Years	4-5 Years	5 Years
Management fees to NHC	12,242	12,242	---	---	---
	$168,529	$16,006	$138,977	$7,037	$6,509

General and administrative costs for 2003 increased $709,000 due primarily to the 2001 NHC advisory fee adjustment of $600,000 that reduced general and administrative expenses during 2002.

Sale of Health Care Facilities. In 2004, the Board approved the sale of nine health care facilities, which were acquired by NHI in foreclosure, located in Kansas and Missouri to SeniorTrust of Florida, Inc. ("SeniorTrust"), a nonprofit corporation, for approximately $33 million, financed by NHI. The properties were sold as of January 1, 2005. Director Robert T. Webb is on the board of directors of SeniorTrust; however, based upon the opinion of outside legal counsel, this transaction is not prohibited by existing law or regulation. The Board has determined that Mr. Webb is independent because he is not an employee or officer of SeniorTrust. Furthermore, no payments were made to NHI by SeniorTrust during 2004.

Pinnacle Financial Partners. NHI has entered into an agreement with Pinnacle Financial Partners ("Pinnacle") for a repurchase transaction, secured by government securities owned by Pinnacle and held by SunTrust Bank. Mr. McCabe is the Chief Executive Officer of Pinnacle; however, based upon the opinion of outside legal counsel, this transaction is not prohibited by existing law or regulation. The Board has determined that Mr. McCabe is independent because the amounts paid by Pinnacle to NHI are immaterial and do not meet the threshold amounts set forth in New York Stock Exchange Rule 303A.02(b)(v).

Comparison of Cumulative Total Return

Since the Company's creation in October 1991, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the May 3, 2005 Meeting, two directors have been nominated for re-election, each for a term of three years or until their successors are duly elected and qualified.

The Board's Nominating & Corporate Governance Committee has nominated (with the motion being made by Mr. Webb) Messrs. Robert A. McCabe, Jr. and W. Andrew Adams, current directors of the Company, for re-election. Unless authority to vote for the election of these directors has been specifically withheld, your proxy holder intends to vote for the election of Messrs. McCabe and Adams to hold office as directors each for a term of three years or until their successors have been duly elected and qualified.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

PROPOSAL II
PROPOSAL FOR APPROVAL OF THE 2005 STOCK OPTION PLAN

At the Meeting, the shareholders will be requested to approve the National Health Investors, Inc. 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan (the "2005 Stock Option Plan"). The shares authorized in the Company's 1997 Stock Option Plan have now been exhausted, thus the Board recommends approval of the new 2005 Stock Option Plan to allow the Company flexibility in the Company's overall compensation program and to promote the interests of the Company by providing incentives and rewards to employees who are primarily responsible for the management, growth and financial success of the Company. For these reasons, the Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the 2005 Stock Option Plan. A copy of the 2005 Stock Option Plan is attached hereto as Appendix A.

Description of the Plan

General.    The purposes of the 2005 Stock Option Plan are to (i) attract and retain the best available individuals for positions of substantial responsibility; (ii) motivate such individuals, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such individuals with those of the Company's other shareholders by offering options to purchase the Company's common stock, restricted stock awards and stock appreciation rights based on the increase in the value of the Company's common stock, thereby promoting the long term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Administration.    The 2005 Stock Option Plan will be administered by the Board or the Compensation Committee of the Board (hereafter, the "Committee").

Shares Subject to the 2005 Stock Option Plan.    The maximum number of shares of Company common stock which may be awarded and delivered under the 2005 Stock Option Plan shall be equal to the sum of 1,500,000 shares of Stock. The shares issued under the 2005 Stock Option Plan may be currently authorized but unissued shares of common stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

New Plan Benefits.    Because benefits under the 2005 Stock Option Plan will depend on the Committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the 2005 Stock Option Plan is approved by the shareholders. No benefits have been granted under the 2005 Stock Option Plan as of the date hereof.

Options. Options granted under the 2005 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code ("Code"), or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the disinterested directors of the Board. Pursuant to the terms of the Plan, disinterested directors will receive the option to purchase 15,000 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The options are generally granted at the fair market value of the Company's stock on the date of grant.

Stock Appreciation Rights and Restricted Stock Awards.    The Committee may grant Stock Appreciation Rights and Restricted Stock Awards under the 2005 Stock Option Plan. The terms and conditions of each SAR or Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Upon exercise of a SAR, the participant will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. Distributions to the participant may be made in common stock, in cash, or in a combination of stock and cash, as determined by the Committee.

Eligibility.    Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

Terms and Conditions of Awards.    Each award is to be evidenced by an award agreement between the Company and the individual participant and is subject to the following additional terms and conditions:

Exercise Price.    The Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each award is the closing price per share on the New York Stock Exchange on the date the award is granted. As of February 28, 2005, the closing price for one share of NHI common stock was $25.98.

Exercise of Award; Form of Consideration.     The Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

Nontransferability of Awards.     Except as otherwise provided by the Committee, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant, except as provided in Section 6.5.1 of the Plan attached hereto as Appendix A.

Other Provisions.    An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2005 Stock Option Plan, as may be determined by the Committee. In addition, the 2005 Stock Option Plan specifically allows an option award to permit that the option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or canceled and the purchase price refunded if employment and board membership terminates prior to vesting.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2005 Stock Option Plan, the number and class of shares of stock subject to any award outstanding under the 2005 Stock Option Plan, and the exercise price for shares subject to any such outstanding award.

In the event of a liquidation or dissolution, any unexercised awards will terminate. In the event of a change of control of the Company, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award.

Amendment and Termination of the 2005 Stock Option Plan.    The Board may amend, alter, suspend or terminate the 2005 Stock Option Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2005 Stock Option Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2005 Stock Option Plan without the written consent of the participant. The 2005 Stock Option Plan will only be effective if approved by the shareholders of our Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Options may be granted under the Plan after the ten (10) year anniversary of the Effective Date.

Federal Income Tax Consequences Relating to the 2005 Stock Option Plan

The federal income tax consequences to the Company and its employees of awards under the 2005 Stock Option Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to the 2005 Stock Option Plan. Recipients of awards under the 2005 Stock Option Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2005 Stock Option Plan. The tax consequences related to the issuance of each is discussed separately below.

Options

As noted above, options granted under the 2005 Stock Option Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a non-qualified stock option.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Non-qualified Stock Options. Non-qualified stock options granted under the 2005 Stock Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the award is granted. Upon the settlement of the SAR, if the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Award

Generally, the recipient of a restricted stock award will not recognize income at the time of the award provided that the shares issued are nontransferable and subject to a substantial risk of forfeiture. A recipient may, however, make an election to include in income the value of the restricted stock at the time of grant. The amount of income included as a result of such election will equal the fair market value of the shares granted pursuant to the award. If no such election is made, the recipient will recognize income equal to the fair market value of the shares on the date the restrictions lapse. In either case, the amount recognized by the employee will be subject to U.S. income and employment taxes. We will be entitled to a deduction equal to the amount included in income by the recipient, subject to certain limitations provided for in the Code.

The recipient's basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 2005 Stock Option Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the 2005 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II

PROPOSAL III
RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has retained BDO Seidman, LLP ("BDO") as the Company's independent auditor for the fiscal year ending December 31, 2005. Although a shareholder vote is not required, the Board submits this firm for approval by the shareholders. BDO audited the Company's financial statements for the year ended December 31, 2004.

If the shareholders do not ratify the selection of BDO, the selection of the independent auditors will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select different independent auditors for the Company. The Audit Committee retains the power to select another firm as independent auditors for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent auditors.

Representatives of BDO will be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHI Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHI executive officers, independent directors, and NHI Board. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who will transmit the communication to the Compliance Officer and establish a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response. All shareholder communications are relayed to the Board of Directors.

SHAREHOLDER PROPOSALS

October 1, 2005 is the date by which proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Proposals submitted after October 1, 2005 will be considered untimely for the 2006 Annual Meeting of Shareholders pursuant to SEC Rule 14a-5(e). Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. The Company utilizes the services of Automatic Data Processing, Inc. to disseminate its proxy materials. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHI website (www.nhinvestors.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- Corporate Governance Guidelines,

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline Information, and

- The NHI Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any amendments or waivers to the Code of Ethics. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed through the press release page. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
March 25, 2005	Richard F. LaRoche, Jr.
Murfreesboro, Tennessee	Director

Appendix A

NATIONAL HEALTH INVESTORS, INC.
2005 STOCK OPTION, RESTRICTED STOCK & STOCK APPRECIATION RIGHTS PLAN
- 1,500,000 SHARES -

TABLE OF CONTENTS
Section 1.	Purpose	1
Section 2.	Definitions	1
2.1.	"Affiliate"	1
2.2.	"Award"	1
2.3.	"Board of Directors" or "Board"	2
2.4.	"Code"	2
2.5.	"Committee"	2
2.6.	"Common Stock"	2
2.7.	"Employee"	2
2.8.	"Exchange Act"	2
2.9.	"Fair Market Value"	2
2.10.	"ISO"	3
2.11.	"Non-Qualified Option"	3
2.12.	"Option"	3
2.13.	"Participant"	3
2.14.	"Performance Share"	3
2.15.	"Performance Unit"	3
2.16.	"Restricted Stock"	3
2.17.	"Restricted Stock Unit"	4
2.18.	"SAR"	4
2.19.	"Subsidiary"	4
Section 3.	Eligibility	4
Section 4.	Common Stock Subject to the Plan	4
4.1.	Number	4
4.2.	Terminated/Reacquired Options	4
Section 5.	Administration of the Plan	5
5.1.	Committee	5
5.2.	Options	5
5.3.	Plan Interpretation	5
5.4.	Committee Interpretations Conclusive	6
5.5.	Committee Voting	6
5.6.	Committee Exculpation	6
5.7.	Granting of Options, Awards and SARs to Directors
	and Officers	6
Section 6.	Terms and Conditions of Options	7
6.1.	ISOs	7
6.2.	Non-Qualified Options	9
6.3.	SARs	10
6.4.	Grant of Restricted Stock Awards	11
6.5.	Terms and Conditions Common to All Options, Awards
	and SARs	12
6.6.	Payment of Exercise Price	14
6.7.	Modification of Options	14
6.8.	Fixed Option Grant of Stock Options to Certain Directors	15
6.9.	Rights as a Shareholder	15
6.10.	Other Agreement Provisions	15
6.11.	Financing	15
Section 7.	Adjustments	16
7.1.	Reorganization, Merger, Recapitalization, Etc	16
7.2.	Sale of Not Less Than 50% of Common Stock	16
7.3.	Acceleration of Vesting	16
7.4.	Limited Rights Upon Company's Restructure	16
7.5.	Effect of Options and SARs on Company's Capital and
	Business Structure	17
Section 8.	Effect of the Plan on Employment Relationship	17
Section 9.	Amendment of the Plan	17
Section 10.	Compliance with Rule 16b-3 and Code Section 422	18
Section 11.	Investment Purpose	18
Section 12.	Indemnification of Committee	18
Section 13.	Termination of the Plan	18
Section 14.	Application of Funds	19
Section 15.	No Obligation to Exercise Option or SAR	19
Section 16.	Effective Date of the Plan	19
Section 17.	General Provisions	19
17.1.	Interpretation	19
17.2.	Headings	19
17.3.	Governing Law	19

NATIONAL HEALTH INVESTORS, INC.
2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan

SECTION 1. PURPOSE. The purpose of the National Health Investors, Inc. 2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan (the "Plan") is to promote the interests of National Health Investors, Inc., a Maryland corporation (the "Company"), and its shareholders by providing an opportunity to selected employees, officers, directors, consultants and advisors of the Company or any Subsidiary or Affiliate thereof to purchase Common Stock of the Company, to receive restricted stock awards or acquire stock appreciation rights in the Company. By encouraging such stock ownership and/or stock appreciation rights, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and "restricted stock" and/or "stock appreciation rights" in the Company. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of section 422(b) of the Code and "non-qualified stock options," "restricted stock" and "stock appreciation rights" to which Code section 421 does not apply. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1. "Affiliate". shall mean, with respect to any person (i) any person directly or indirectly controlling, controlled by, or under common control with such person (ii) any officer, director, general partner, member or trustee of such person, and (iii) any person who is an officer, director, general partner, member or trustee of any person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by," or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entities.

2.2. "Award" shall mean a Performance Share, a Performance Share Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

2.3. "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.5. "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be "non-employee directors" within the meaning of said Rule 16b-3. To the extent required for compensation realized from Options and SARs under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be "outside directors" within the meaning of such section.

2.6. "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

2.7. "Employee" shall mean (i) with respect to an ISO, any person who, at the time the ISO is granted to such person, is an "employee," as such term is used in section 422 of the Code and described in Regulations section 1.421-7(h)(1), of the Company or a Subsidiary, and (ii) with respect to a Non-Qualified Option or SAR, any person employed by or performing services, whether as an employee, officer, director (including outside director), or consultant of the Company.

2.8. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.9. "Fair Market Value" shall mean the fair market value of a share of Common Stock as of any date, determined by applying the following rules:

2.9.1. If the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, then the fair market value as of that date shall be the reported closing price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading.

2.9.2. If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the fair market value of the Common Stock shall be the reported closing price for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

2.9.3. If the day is not a business day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the fair market value of the Common Stock shall be determined as of the next earlier business day.

2.9.4. If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the fair market value of the Common Stock shall be determined in good faith by the Committee.

2.10. "ISO" shall mean an option to purchase Common Stock granted under the Plan that constitutes and shall be treated as an "incentive stock option," as such phrase is defined in section 422(b) of the Code.

2.11. "Non-Qualified Option" shall mean an option to purchase Common Stock granted to an Employee pursuant to the Plan that is not an "incentive stock option," with respect to which Code section 421 does not apply, and that shall not constitute nor be treated as an ISO.

2.12. "Option" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to this Plan.

2.13. "Participant" shall mean an Employee to whom an Option or SAR has been granted pursuant to this Plan.

2.14. "Performance Share" shall mean a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

2.15. "Performance Unit" shall mean a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

2.16. "Restricted Stock" shall mean shares of Stock, with such shares of Stock subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.17. "Restricted Stock Unit" shall mean a right to receive shares of Stock in the future, with such right to future delivery of such shares of Stock subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.18. "SAR" shall mean a stock appreciation right as described in section 6.3 hereof.

2.19. "Subsidiary" shall have the meaning set forth for "subsidiary corporation" in section 424(f) of the Code.

SECTION 3. ELIGIBILITY. Options, SARs and Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options, SARs and Awards are to be granted hereunder and to determine whether a person is to be granted an ISO, a Non-Qualified Option, a SAR, an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period shall not by virtue of such participation have the right to be selected as a Participant for any other period. Any Participant may hold at any time more than one (1) Option, Award or SAR, but only upon such terms as provided hereunder and any agreement evidencing such Options, Awards or SARs.

SECTION 4. COMMON STOCK SUBJECT TO THE PLAN.

4.1. Number. Subject to section 7.1, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of One Million Five Hundred Thousand (1,500,000) shares of Common Stock.

4.2. Terminated/Reacquired Options. The shares of Common Stock that may be delivered to Participants may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event any outstanding Option, Award or SAR expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option or not issued pursuant to such expired or terminated Award or SAR shall again become available for issuance pursuant to the Plan. If any shares of Common Stock issued pursuant to the Plan shall have been repurchased or reacquired by the Company, then such shares shall again become available for issuance pursuant to the Plan.

SECTION 5. ADMINISTRATION OF THE PLAN.

5.1. Committee. The Plan shall be administered by the Board or, as directed specifically otherwise herein, by the Committee.

5.2. Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options, Awards and SARs hereunder; (ii) to designate whether an Employee is to be granted an ISO, a Non-Qualified Option, Award or a SAR; (iii) to establish the number of shares of Common Stock that may be issued upon the exercise of each Option, pursuant to each Award, or in settlement of a SAR; (iv) to determine the time and the conditions subject to which Options, and SARs may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to provide financing, upon such terms and conditions as the Committee shall determine and in keeping with the provisions of Section 6.11 hereof, to Participants for the purchase of Common Stock upon the exercise of Options granted hereunder; (vii) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option, granted pursuant to an Award or issued in settlement of a SAR; (viii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option, grant of an Award, or in settlement of a SAR may be subject to repurchase by the Company; (ix) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option, grant of an Award, or in settlement of a SAR may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option, grant of an Award, or in settlement of a SAR may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (x) to establish vesting provisions for any Option, Award or SAR relating to the time (or the circumstance) when the Option or SAR may be exercised by a Participant, including vesting provisions that may be contingent upon the Company meeting specified financial goals; (xi) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISO may be "accelerated" only as permitted by section 424(h) of the Code; and (xii) to establish any other terms, restrictions and/or conditions applicable to any Option or SAR not inconsistent with the provisions of the Plan, and, with respect to ISOs, not inconsistent with the provisions of Code section 422.

5.3. Plan Interpretation. The Committee shall be authorized to interpret the Plan and any Option, Award or SAR granted hereunder and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

5.4. Committee Interpretations Conclusive. The interpretation and construction by the Committee of any provision of the Plan, any Option, Award or SAR granted hereunder or any agreement evidencing any such Option, Award or SAR shall be final and conclusive upon all parties, except as may otherwise be determined by the Board of Directors.

5.5. Committee Voting. Subject to section 5.7 hereof, directors of the Company (or members of the Committee) who are either eligible to receive Options, Awards or SARs hereunder, or to whom Options, Awards or SARs have been granted hereunder, may vote on any matter affecting the administration of the Plan or the granting of Options, Awards or SARs under the Plan; provided, however, that no director (or member of the Committee) shall vote upon the granting of an Option, Award or SAR to himself, but any such director (or Committee member) may be counted in determining the existence of a quorum at any meeting of the Board of Directors (or the Committee) at which the Plan is administered or action is taken with respect to the granting of any Option, Award or SAR.

5.6. Committee Exculpation. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option, Award or SAR granted hereunder.

5.7. Granting of Options, Awards and SARs to Directors and Officers. Administrative discretion regarding the selection of any Employee of the Company to whom Options, Awards and SARs may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock that may be allocated to such Options, Awards or SARs and the terms thereof, shall be exercised in the following manner: (i) approval in advance by the full Board of Directors; or (ii) approval in advance by a committee that is composed solely of two or more "Non-Employee Directors," as such term is defined under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934; or (iii) approval in advance by a majority of the Company's shareholders in accordance with Rule 16b-3; or (iv) ratification by a majority of the Company's shareholders no later than the next annual shareholder meeting; or (v) the officer, employee or director retains the issuer equity securities for a period of six (6) months following their acquisition in accordance with Rule 16b-3.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee, shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as an ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and be treated as an "incentive stock option" as defined in section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. Notwithstanding the above, the terms and conditions of each ISO shall include the following:

6.1.1. The exercise price shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Employee referred to in section 6.1.3 hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted, but in no event shall the option price be less than the par value of such shares, which price shall be payable in U.S. dollars upon the exercise of such ISO and paid, except as otherwise provided in section 6.6, in cash or by check immediately upon exercise.

6.1.2. The Committee shall fix the term of all ISOs granted pursuant to the Plan, including the date on which such ISO shall expire and terminate; provided, however, that such term shall in no event exceed ten (10) years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in section 6.1.3 hereof, such term shall in no event exceed five (5) years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion. The Committee may provide that in the event such Employee holding the ISO shall cease to be an Employee as defined in Section 422 of the Code, such option may remain outstanding, but shall be automatically converted into a Non-Qualified Stock Option.

6.1.3. An ISO shall not be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Code section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary of the Company (taking into account the attribution rules of Code section 424), unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted. Notwithstanding any other provision of the Plan, the provisions of this section 6.1.3 shall not apply, or be construed to apply, to any Non-Qualified Option or SAR granted under the Plan.

6.1.4. In the event the Company or any Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.1.5. If upon the exercise of one or more Options granted pursuant to this or any other plan of the Company or any Subsidiary of the Company that are designated as ISOs upon the grant thereof, a portion of such exercised Options are not treated as ISOs pursuant to Code section 422(d), which sets a limit upon the aggregate Fair Market Value (determined at the time the ISOs are granted) of stock subject to ISOs that may become exercisable by the optionee thereof for the first time during any calendar year, then the Company shall issue one or more certificates evidencing the Common Stock acquired pursuant to the exercise of ISOs and one or more certificates evidencing the Common Stock acquired pursuant to the exercise of Options not treated as ISOs in accordance with Code section 422 and shall so identify such certificates in the Company's stock transfer records.

6.1.6. Following a transfer of stock to a Participant pursuant to such Participant's exercise of an ISO, the Company or any Subsidiary of the Company shall (on or before January 31 of the calendar year following the year of such transfer) furnish to such Participant the written statement prescribed by Code section 6039 and the Treasury Regulations promulgated thereunder.

6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a Non-Qualified Option. The terms and conditions of each Non-Qualified Option shall be such that each Non-Qualified Option granted hereunder shall not constitute or be treated as an "incentive stock option," as such phrase is defined in section 422 of the Code, and will be a "non-qualified stock option" for Federal income tax purposes to which Code section 421 does not apply. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. Notwithstanding the above, the terms and conditions of each Non-Qualified Option shall include the following:

6.2.1. The option price shall be as determined by the Committee, but, unless otherwise specifically determined by the Committee, shall not be less than one hundred percent (100%) of the Fair Market Value, as determined in good faith by the Committee, of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, nor less than the par value of such shares.

6.2.2. The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten (10) years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion and as set forth in the agreement evidencing such Non-Qualified Stock Option.

6.2.3. In the event the Company or a Subsidiary thereof is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or a Subsidiary thereof shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.3. SARs. The terms and conditions of each SAR granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR. The Committee shall have the power to grant, simultaneously with the grant of a Non-Qualified Option or at any other time, stock appreciation rights with respect to that portion of Common Stock as the Committee in its discretion determines. Such rights may be granted separately and exclusively ("Exclusive SARs") or in connection with a Non-Qualified Option ("Attached SARs") at the time of grant of such Non-Qualified Option. The Committee will not grant any SAR unless it first obtains an opinion of counsel that such grant does not invoke the provisions of Section 409A of the Code. The terms and conditions of any SAR granted hereunder need not be identical to those of any other SAR granted hereunder. Notwithstanding the above, the terms and conditions of SARs shall include the following:

6.3.1. Exclusive SARs shall include in their terms the Fair Market Value, for purposes of this section 6.3, of one (1) share of the Company's Common Stock and shall provide that such SAR shall not be exercisable prior to a date as determined by the Committee.

6.3.2. An Attached SAR may be exercised only to the extent the Non-Qualified Option to which it relates is exercisable.

6.3.3. A SAR shall entitle the holder thereof to exercise such SAR (or any portion thereof), and in the case of an Attached SAR, to surrender simultaneously the Non-Qualified Option (or such portion thereof) to the Company, and to receive from the Company in exchange therefor cash, or its equivalent in shares of Common Stock, or any combination thereof as determined in the sole discretion of the Committee, having an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock at the date of exercise over the Fair Market Value thereof upon the date the SAR exercised was granted, as determined pursuant to section 6.3.1 above, times the number of SARs exercised or the number of Non-Qualified Options surrendered.

6.3.4. The Committee reserves the right to call for the exercise of a SAR at any time without the approval of the holder of such SAR.

6.3.5. If the Committee elects to pay part or all of the benefit determined in accordance with section 6.3.3 above in shares of Common Stock, the value of a share of Common Stock for such purpose shall be the Fair Market Value, as determined in accordance with section 2.9 hereof, on the date of exercise. Provided, however, that fractional shares shall not be delivered under this paragraph 6.3.5, and in lieu thereof a cash adjustment shall be made.

6.3.6. If a SAR is settled with Common Stock, it shall be a condition to the obligation of the Company, upon settlement of a SAR, that the holder thereof pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the SAR. If the amount requested is not paid, the Company may refuse to conclude settlement of the SAR. If a SAR is settled with cash, the Company or a Subsidiary thereof (as applicable) shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such cash is insufficient to satisfy such Federal, state or local taxes, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.4. Grant of Restricted Stock Awards. The Committee is hereby authorized to grant other Awards to such Employees as it, in its discretion, deems advisable. Such other Awards granted may be in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or any combination thereof that the Committee, in its discretion deems advisable. Each Award shall be subject to the following:

6.4.1. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.4.2. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code. For Awards under this Section 6.4 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance measures shall be made during the period required under section 162(m) of the Code.

6.5. Terms and Conditions Common to All Options, Awards and SARs. All Options, Awards and SARs granted under the Plan shall include the following provisions:

6.5.1. All Options, by their terms, shall not be transferable otherwise than by last will and testament or the laws of descent and distribution; provided, however, Non-Qualified Options and SARs may also be transferable to members of the Participant's immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members or to IRS qualified educational, charitable or religious foundations or institutions), if (i) the option agreement with respect to which such Option or SAR relates expressly so provides, and (ii) the Participant does not receive any consideration for the transfer. Any Option, Award or SAR held by any such transferees would continue to be subject to the same terms and conditions that are applicable to such Options immediately prior to their transfer. During a Participant's lifetime ISOs shall be exercisable only by the Participant and Non-Qualified Options, Awards and SARs may be exercised by the Participant or the appropriate transferee.

6.5.2. Each Option, Award or SAR shall state the number of shares to which it pertains and the requirements and vesting schedule thereof, if any.

6.5.3. Except as otherwise provided in section 6.5.4 (relating to permanent and total disability), 6.5.5 (relating to death), and 6.5.6 (relating to "cause"), in the event a Participant shall cease to be employed by the Company or a Subsidiary of the Company on a full-time basis for any reason, the unexercised portion of any Option, Award or SAR held by such Participant at that time shall lapse when Participant ceased to be so employed.

6.5.4. In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis by reason of his "permanent and total disability" (within the meaning of section 22(e)(3) of the Code), the unexercised portion of any Option, Award or SAR held by such Participant at that time may only be exercised within 180 days after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Option, Award or SAR as of the date on which he ceased to be so employed; provided that in no event may such Option be exercised beyond the expiration of the term of the Option, Award or SAR.

6.5.5. In the event a Participant shall die while in the full-time employ of the Company or a Subsidiary of the Company, the unexercised portion of any Option, Award or SAR held by such Participant at the time of his death may only be exercised within 180 days after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Option or SAR at the time of his death. In such event, such Option or SAR may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by last will and testament or the applicable laws of descent and distribution with respect to ISOs and by transfers permitted in Section 6.5.1 with respect to Non-Qualified Options and SARs.

6.5.6. In the event a Participant is terminated from employment with the Company for "cause," such Participant's right to exercise any Option, Award or SAR granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge. For purposes of this paragraph, "cause" shall mean final conviction of a felony, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interests of the Company.

6.5.7. If a Participant shall cease to be employed by the Company or any Subsidiary of the Company for any reason, the Company, at its discretion, may elect to repurchase from the Participant or his legal representative any and all Common Stock received by such Participant upon exercise of any Options as of the date of termination for a price per share equal to the exercise price of such Options. The Company's right to repurchase the Common Stock shall continue for a period of six (6) years from the date of grant of such Option. The payment for shares of Common Stock repurchased by the Company pursuant hereto shall be made, in cash or by check, at the address of the Participant as set forth in the stock records of the Company, or at such other location as the parties to the repurchase may mutually agree. Upon payment by the Company in compliance with the provisions of this section 6.5.7, the Participant or his legal representative shall deliver to the Company for cancellation the certificate(s) evidencing the Common Stock repurchased by the Company. The failure of the Participant or legal representative to so deliver the certificate(s) shall not impinge the validity of the Company's repurchase.

6.5.8. Notwithstanding anything in the Plan to the contrary, the Committee may grant Non-Qualified Options, Awards and SARs to Employees, as such term is defined in Section 2.7 hereof with respect to Non-Qualified Options and SARs, that do not include the provisions of Section 6.5.3 through 6.5.7, or that include modified versions thereof, provided the agreement evidencing such Non-Qualified Options or SARs reflects such deletions or modifications.

6.6. Payment of Exercise Price. The payment of the exercise price of an Option granted under this Plan shall be subject to the following:

6.6.1. Subject to the following provisions of this Section 6.6, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 6.6.3, payment may be made as soon as practicable after the exercise).

6.6.2. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this paragraph unless such shares have been held by the Participant for six (6) months or more.

6.6.3. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.7. Modification of Options. Subject to the terms and conditions and within the limitations of the Plan, and with respect to ISOs as permitted by the Code, the Committee, in its discretion, may modify outstanding Options, Awards and SARs granted under the Plan; provided, however, that no modification of an Option, Award or SAR shall, without the consent of the holder thereof, cause an ISO to become a Non-Qualified Option or, except as otherwise set forth herein, alter or impair any rights or obligations under any Option or SAR theretofore granted under the Plan. The Committee, in its discretion, may provide in the applicable option agreement that the option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or canceled and the purchase price refunded if employment and board membership terminates prior to vesting.

6.8. Fixed Option Grant of Stock Options to Certain Directors. Each Director of the Company who is not an employee of the Company ("Non-Employee Director") shall automatically be granted Non-Qualified Option to acquire five thousand (5,000) shares of Common Stock on the date of the first Annual Meeting of Shareholders held in a calendar year. All such Non-Qualified Options shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock at the close of business on the date of grant. The provisions of this section 6.8 may not be amended more than once every six (6) months, other than to comply with changes in the Code, ERISA, or rules promulgated thereunder.

6.9. Rights as a Shareholder. Any Participant or transferee of an Option or SAR granted hereunder shall have no rights as a shareholder of the Company with respect to any shares of Common Stock to which such Option, Award or SAR relates until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise required by section 7 hereof.

6.10. Other Agreement Provisions. The agreements evidencing Options, Awards and SARs authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of Options or SARs, as the Committee shall deem advisable. Any ISO agreement hereunder shall contain such limitations and restrictions upon the exercise of ISOs as shall be necessary in order that such ISOs will be "incentive stock options" as defined in section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan.

6.11. Financing. The Board may authorize the Company to the extent permitted under applicable law, rule or regulation, to finance the exercise of any Option by the acceptance of the Participant's full recourse promissory note bearing interest at a fixed rate equal to 2 1/2% below the national prime interest rate on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The note will be secured with shares of Common Stock having a Fair Market Value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, the notes require the pledge of additional shares or a reduction in the principal of the note and any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note.

SECTION 7. ADJUSTMENTS.

7.1. Reorganization, Merger, Recapitalization, Etc. Subject to any required action by the Company's shareholders, in the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock or in any other manner effected without the receipt of consideration by the Company, the Committee shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under Code section 422, and (ii) the number of shares of Common Stock for which Options may be granted under this Plan, as set forth in section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

7.2. Sale of Not Less Than 50% of Common Stock. Notwithstanding section 7.1, upon the closing of any offer to holders of not less than fifty percent (50%) of the Company's Common Stock relating to the acquisition of their shares in a single transaction or related series of transactions, including, without limitation, through purchase, merger or otherwise, or any transaction relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options, Awards or SARs including, without limitation, the revision or cancellation of any outstanding Options, Awards or SARs; provided, that, to the extent any such Options, Awards or SARs shall be vested, such cancellation or revision shall be based upon the difference between the acquisition value for the Company's Common Stock and the exercise price of such Options, Awards or SARs. Any such equitable determination by the Committee shall be effective and binding for all purposes of this Plan and any agreement hereunder.

7.3. Acceleration of Vesting. A dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding Option to accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part.

7.4. Limited Rights Upon Company's Restructure. Except as herein before expressly provided in this section 7, a holder of an Option, Award or a SAR shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Award or SAR granted hereunder.

7.5. Effect of Options and SARs on Company's Capital and Business Structure. The grant of an Option, Award or a SAR pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

SECTION 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Option, Award or SAR granted hereunder to an Employee shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary, as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

SECTION 9. AMENDMENT OF THE PLAN. The Board of Directors may, as permitted by law, amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders' meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to adjustments in accordance with section 7 hereof) the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) increase the benefits accruing to a Participant under this Plan, including any decrease in the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of Employees eligible to receive Options or SARs under the Plan, or (iv) make any other revision to the Plan as it relates to ISOs that requires shareholder approval under the Code. Notwithstanding any other provision of the Plan, shareholder approval of amendments to the Plan need not be obtained if such approval is not required under Rule 16b-3 (to the extent applicable to the Company) as of the effective date of such amendments, and with respect to ISOs, if such approval is not required under Code section 422.

SECTION 10. COMPLIANCE WITH RULE 16B-3 AND CODE SECTION 422. The Company shall use its best efforts to maintain the Plan, and to assure the Options, Awards and SARs are granted and exercised under the Plan, in accordance with Rule 16b-3 (to the extent Rule 16b-3 could be applicable to any transaction in securities arising in connection with the Plan), and with respect to ISOs, Code section 422, as said Rule 16b-3 and Code section 422 may be amended from time to time, and any and all successor statutes and regulations thereof, including without limitation, the seeking of any appropriate amendments to the Plan and all requisite approvals and consents of such amendments; provided, however, that except as otherwise set forth in the Plan, the Company shall take no action that adversely affects Options, Awards or SARs then outstanding under the Plan without the prior written consent of the holders of such Options, Awards or SARs.

SECTION 11. INVESTMENT PURPOSE. Each Option, Award and SAR under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the stock subject to such Option, Award or SAR is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible under applicable laws, rules and regulations. Such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

SECTION 12. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Award or SAR granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its expense, to handle and defend the same.

SECTION 13. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option, Award or SAR theretofore granted under the Plan.

SECTION 14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder shall be used for general corporate purposes.

SECTION 15. NO OBLIGATION TO EXERCISE OPTION OR SAR. The granting of an Option or SAR hereunder shall impose no obligation upon the Participant to exercise such Option or SAR.

SECTION 16. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the date it is approved by the Board of Directors; provided, however, that to the extent that Options or SARs are granted under the Plan prior to its approval by the Company's shareholders, such Options or SAR's shall be contingent on approval of the Plan by the Company's shareholders within twelve (12) months before or after the date the Plan is approved by the Board and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company's organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options or SARs under it are outstanding; provided, however, that no Options or SARs may be granted under the Plan after the ten-year anniversary of the date the Plan is approved by the Board of Directors.

SECTION 17. GENERAL PROVISIONS.

17.1. Interpretation. Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

17.2. Headings. Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

17.3. Governing Law. This Plan shall be construed in accordance with the laws of the State of Tennessee.

NATIONAL HEALTH INVESTORS, INC.

Comparison of Cumulative Total Return

	1999	2000	2001	2002	2003	2004
NHI	100.0	58.6	117.7	140.9	237.6	298.1
S&P 500	100.0	90.9	80.1	62.4	80.3	89.0
NAREIT-Composite	100.0	125.9	145.4	153.0	211.8	276.3

Assumes $100 inv. 12/31/99 in NHI, S&P 500 and NAREIT-Composite.

PROXY
NATIONAL HEALTH INVESTORS, INC.
100 Vine Street, Suite 1200, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Center for the Arts, 110 West College Street, Murfreesboro, Tennessee, on Tuesday, May 3, 2005, at 4:30 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I, II & III.

I. ELECTION OF DIRECTORS	For nominees listed below: 01) Robert A. McCabe, Jr.	___ For All
___ Withhold For All
	02) W. Andrew Adams	___ For All Except

To withhold authority to vote for any individual
nominee, mark "For All Except" and write the
nominee's name on the line below.
________________________________________

II. PROPOSAL TO RATIFY THE IMPLEMENTATION OF THE 2005 STOCK OPTION PLAN
____ FOR	____ AGAINST	____ ABSTAIN

III. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF BDO SEIDMAN, LLP
AS INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II & III.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.